EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Announces Fiscal Year End (July) 2022 Financial Results

Reports Annual Revenue of US$31.6 Million & Highlights Recent Developments

Las Vegas, NV and VANCOUVER, B.C., CANADA (January 18, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operations-focused cannabis company, is pleased to announce financial results for the fiscal year ended July 31, 2022 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

FY 2022 Summary & Comparison to FY 2021

	FY 2022	FY 2021
Revenue	$31.6	$26.9
Net Income/(Loss)	($28.2)	($2.0)
Adjusted EBITDA*	($1.4)	$3.9

FY 2022 Highlights:

•	Announced two Illinois retail license wins. (See the Company’s July 27, 2022 press release for further details.)
•	Completed acquisitions of The Reef dispensary in Seaside, California and the Body and Mind-branded dispensary near Cleveland, Ohio.
•	Commenced Ohio processing operations to bring Body and Mind branded products to the Ohio medical cannabis market.

Subsequent to the end of FY 2022:

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Closed a $3 million unsecured convertible debt financing with Bengal Capital and Mindset Capital, two experienced cannabis-focused funds, and announced that Bengal Capital partner Josh Rosen would be joining the Company’s Board of Directors.

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Closed a merger with CraftedPlants NJ, an entity that leases a New Jersey retail location with local cannabis-use approval for a retail location and is currently working on attaining final state licensure in New Jersey, with nearly all merger consideration tied to attainment of specific licensing and operational milestones. (See the Company’s December 22, 2022 press release for further details.)

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Management Commentary

"As we report the highest annual revenue in BaM’s history, we are excited and focused on the next stage of our development. Specifically, as we start calendar 2023, we are focused on the following priorities:

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Augmenting Core Accounting Team: As cannabis operators first and foremost, we are intentionally spendthrift with respect to overhead expenses. In order to improve the timeliness of our financial reporting we are in the process of making modest additions to our accounting team.

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Focus Resources on Successful Launch of New Markets: We believe that our best return on capital projects in the near to medium term are our two recently issued retail cannabis licenses in Illinois and our New Jersey retail project.

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Remain Operations-Focused in Existing Markets: We believe our core operating ability, both in retail cannabis and craft cultivation, is an under-appreciated asset which we are capitalizing on by entering new markets in capital efficient ways. We also plan to continue to drive operating efficiencies in our existing, more mature markets to hone our battle-tested capabilities and to improve our cash flow generation.

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Prudently Evaluate Complementary Opportunities: We remain open to augmenting our platform with capital efficient opportunities that map to our capabilities, particularly within our newer markets. Given the attractiveness of our current projects, we plan to stay patient and only pursue opportunities that we believe meet high return thresholds. “

I look forward to updating investors on our advances in line with these priorities as the year progresses,” stated Michael Mills, CEO of Body and Mind Inc.

FY 2022 Financial Highlights:

•	Revenues for FY 2022 were $31.6 million, a 17.6 % increase over FY 2021 revenues of $26.9 million.
•	Gross profit of $ 10.9 million for FY 2022 compared to a gross profit of $ 12.0 for FY 2021.
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FY 2022 net operating loss was $3.5 million compared to FY 2021 net operating income $0.6 million. The change in net operating income was primarily impacted by increased business development, license applications, new operation startup and a decrease in flower pricing in Nevada.

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FY 2022 other expenses totalled $22.1 million in expenses compared to $0.4 million in FY 2021. The largest component of FY 2022 other expenses were asset impairment charges related to the Company’s carrying value of certain goodwill, intangible assets, and right of use assets totalling $20.5 million, including impairments of: (1) $10.0 million of all of the Company’s goodwill related to previous acquisitions; (2) $7.9 million to the carrying value of a Company subsidiary’s Nevada cannabis licenses; and (3) $2.3 million to the right of use assets associated with leased Michigan property related to the Company’s cancelled plans to enter the Michigan cultivation and processing market due to price compression in Michigan.

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FY 2022 net loss was $28.2 million (or basic and diluted loss per share of $0.25) compared to a FY 2021 net loss of $2.0 million (or basic and diluted loss per share of $0.02). The large difference is mostly attributable to the asset impairments discussed above.

•	Adjusted EBITDA loss of $1.4 million for FY 2022 vs. Adjusted EBITDA of $ 3.9 million in FY 2021*.
•	Total Current Assets were $8.0 million, Total Assets were $31.0 million, Total Current Liabilities were $6.6 million and Total Liabilities were $20.9 million at July 31, 2022.

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The Company had 146,636,974 common shares outstanding as of January 13, 2023.

For further details, please see the Company’s recent Form 10-K filing on EDGAR at www.sec.gov/edgar/search, and the annual audited financial statements filed on SEDAR at www.sedar.com.

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, gain on settlement, loss on impairment, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

Net Profit/Loss	($28,228,104)
Interest Income	($72,000)
Interest	$1,372,208
Tax	$2,593,165
Depreciation/Amortization	$1,490,516
EBITDA	($22,844,215)

EBITDA	($22,844,215)
Gain on settlement	$460,001
Loss on impairment	$20,517,192
Stock-based compensation	$435,266
Adjusted EBITDA	($1,431,756)

Q1 FY2023 Financial Reporting Update

The Company anticipates filing Q1 FY2023 financials during the week of January 23rd, 2023.

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, Michigan and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

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Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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